                                                                     EXHIBIT 8.1


                                December 7, 1998


Credit Suisse First Boston Corporation      Merrill Lynch, Pierce, Fenner
11 Madison Avenue, 6th Floor                  & Smith
New York, NY  10004                         North Tower
                                            World Financial Center
Chase Securities Inc.                       New York, New York 10201
270 Park Avenue, 7th Floor
New York, NY  10017                         U.S. Bank Trust National Association
                                            180 East Fifth Street
First Union Capital Markets                 St. Paul, Minnesota 55101
a division of Wheat First Securities Corp.
1 First Union Center, Sixth Floor           Fitch IBCA, Inc.
Charlotte, NC  28288                        One State Street Plaza
                                            New York, New York 10004
Lehman Brothers Inc.
Three World Financial Center                Moody's Investors Services, Inc.
New York, New York 10285                    99 Church Street
                                            New York, NY  10007


     Re:  Green Tree Financial Corporation
          Certificates for Home Improvement and Home Equity Loans, Series 1998-E

Gentlemen:

         We have acted as counsel for Green Tree Financial Corporation ("Green Tree") in connection with:

                  1. its execution of a Pooling and Servicing Agreement, dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), between Green Tree as seller and servicer and U.S. Bank Trust National Association, as Trustee (the "Trustee"), and its establishment, pursuant to the Pooling and Servicing Agreement, of Home Improvement and Home Equity Loan Trust 1998-E (the "Trust"); and

                  2. its execution of a Grantor Trust Agreement dated as of December 1, 1998 between Green Tree as depositor and servicer and U.S. Bank National Association as Trustee (the "Grantor Trustee") and its establishment of Grantor Trust 1998-E (the "Grantor Trust").

Credit Suisse First Boston Corporation
Chase Securities Inc.
First Union Capital Markets
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
U.S. Bank Trust National Association
Fitch IBCA, Inc.
Moody's Investor Service, Inc.
December 7, 1998
Page 2



All undefined capitalized terms used in this opinion have the meanings given them in the Pooling and Servicing Agreement.

         Pursuant to the Pooling and Servicing Agreement, Green Tree will transfer to the Trust the Contracts and certain related property and Green Tree will act as Servicer of the Contracts and provide a Limited Guaranty in respect of the Class HI:B-2 Certificates and a Limited Guaranty in respect of the Class HE:B Certificates against losses on the Contracts.

         Pursuant to the Grantor Trust Agreement, Green Tree will transfer to the Grantor Trust the Class HE:A-1 (Underlying) Certificates issued by the Trust. The assets of the Grantor Trust will also include a Swap Agreement dated as of December 1, 1998 (the "Swap Agreement") between the Grantor Trustee and Westdeutsche Landesbank Girozentrale.

         Green Tree has requested that we provide to you our opinion (a) whether the Master REMIC and Subsidiary REMIC will each be treated as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended through the date hereof (the "Code"), under certain Treasury Regulations concerning REMICs promulgated by the Treasury Department on December 23, 1992 (the "REMIC Regulations"), and under Minnesota law and (b) whether the Grantor Trust will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Code and under Minnesota law.

         In rendering our opinion, we have examined the Pooling and Servicing Agreement, the Grantor Trust Agreement and such additional related documents, and we have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of the opinion expressed herein.

         Our opinion is based upon existing law and currently applicable Treasury Department regulations, current published administrative positions of the Internal Revenue Service contained in revenue rulings and revenue procedures, and judicial decisions, all of which are subject to change, either prospectively or retroactively, and to possibly differing interpretations, and is also based on

Credit Suisse First Boston Corporation
Chase Securities Inc.
First Union Capital Markets
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
U.S. Bank Trust National Association
Fitch IBCA, Inc.
Moody's Investor Service, Inc.
December 7, 1998
Page 3



the representations and warranties set forth in the Pooling and Servicing Agreement, the Grantor Trust Agreement and the assumptions that Green Tree, the Trustee and the Grantor Trustee will at all times comply with the requirements of the Pooling and Servicing Agreement and the Grantor Trust Agreement, including, without limitation, the requirement that a proper election to be taxed as a REMIC is made for each of the Master REMIC and Subsidiary REMIC in accordance with the Pooling and Servicing Agreement and the Code, and that the certificates representing interests in the Trust and the Grantor Trust will be issued as described in the Prospectus Supplement relating to the Certificates and the Class HE:A-1 Certificates (as defined in the Grantor Trust Agreement).

         Based upon the foregoing, as of the date hereof it is our opinion that:

         1. The Master REMIC and Subsidiary REMIC created pursuant to the Pooling and Servicing Agreement will each qualify as a REMIC under the Code and under the REMIC Regulations. The Certificates will evidence ownership of the "regular interests" in the Master REMIC. The Class C Master Certificate will evidence ownership of the single class of "residual interests" in the Master REMIC. The Subsidiary REMIC Regular Interests will evidence ownership of the "regular interests" in the Subsidiary REMIC. The Class C Subsidiary Certificate will evidence ownership of the single class of "residual interests" in the Subsidiary REMIC.

         2. For Minnesota income and franchise tax purposes, the Trust (excluding the Excess Proceeds Account and the Sub-Pool HE Pre-Funding Account, the Sub-Pool HI Pre-Funding Account and the Reserve Account) will not be subject to tax and the income of the Trust will be taxable to the holders of interests therein, all in accordance with the provisions of the Code concerning REMICs as amended through December 31, 1997.

         3. Ownership of a Certificate will not be a factor in determining whether the owner is subject to Minnesota income or franchise taxes. Therefore, if the owner of a Certificate is not otherwise subject to Minnesota income or franchise taxes in the State of Minnesota, such owner will not become subject to such Minnesota taxes solely by virtue of owning a Certificate.

Credit Suisse First Boston Corporation
Chase Securities Inc.
First Union Capital Markets
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
U.S. Bank Trust National Association
Fitch IBCA, Inc.
Moody's Investor Service, Inc.
December 7, 1998
Page 4



         4. For federal income tax purposes, the Grantor Trust will not be classified as an association taxable as a corporation, but rather will be classified as a grantor trust under Subpart I, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 671 of the code, each holder of a Class HE:A-1 Certificate will be treated as the owner of a PRO RATA undivided interest in the ordinary income and corpus portions of the Grantor Trust and will be considered the equitable owner of a pro rata undivided interest in the Class HE:A-1 Underlying Certificate, the Swap Agreement and other assets held by the Grantor Trust.

         5. For Minnesota income, franchise and excise tax purposes, the Grantor Trust will not be classified as an association taxable as a corporation.

         6. Ownership of a Class HE:A-1 Certificate will not be a factor in determining whether the owner is subject to Minnesota income or franchise taxes. Therefore, if the owner of a Class HE:A-1 Certificate is not otherwise subject to Minnesota income or franchise taxes in the State of Minnesota, such owner will not become subject to such Minnesota taxes solely by virtue of owning a Class HE:A-1 Certificate.

         We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the state of Minnesota. This opinion is being delivered to you at Green Tree's request only for your use. It may not be circulated or republished to or relied upon by any other person without our prior written consent.


                                                  Very truly yours,